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                                                                    Exhibit 23.2




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the previously filed Registration Statement of U.S. Plastic Lumber Corporation on Form S-3 (Registration Nos. 333-86533 and 333-76845), Form S-4 (Registration No. 333-84047), and Form S-8 (Registration No. 333-76277).


Callahan & Company P.C.

Neptune, New Jersey
  March 12, 1999